    As filed with the Securities and Exchange Commission on January 17, 2001
                                               Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                NX NETWORKS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
         (State or Other Jurisdiction of Incorporation or Organization)

                                   54-1345159
                      (I.R.S. Employer Identification No.)

                          13595 Dulles Technology Drive
                             Herndon, Virginia 20171

          (Address of Principal Executive Offices, Including Zip Code)

       AMENDED AND RESTATED AETHERWORKS CORPORATION 1997 STOCK OPTION PLAN

                            (Full Title of the Plan)
                                Jay R. Schifferli
                                 General Counsel

    Nx Networks, Inc., 13595 Dulles Technology Drive, Herndon, Virginia 20171
                     (Name and Address of Agent for Service)
                                 (703) 742-6000
          (Telephone Number, Including Area Code of Agent For Service)

                                  ------------

                                    COPY TO:

                              John T. Capetta, Esq.
                            Kelley Drye & Warren LLP
                               Two Stamford Plaza
                              281 Tresser Boulevard
                           Stamford, Connecticut 06901

                                  -------------

                         CALCULATION OF REGISTRATION FEE



------------------------------------------------------------------------------------------------------------------------------------

    Title of Securities       Amount to be           Proposed Maximum             Proposed Maximum               Amount of
     to be Resigtered         Registered(2)      Offering Price Per Share(3)   Aggregate Offering Price(3)    Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock,
par value $.05 per share(1)  1,799,714 Shares          $1.63                    $2,933,533.82                   $733.38
------------------------------------------------------------------------------------------------------------------------------------


(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) The Registrant is registering 1,799,714 shares of its Common Stock, par value $.05 per share, for issuance pursuant to the Amended and Restated AetherWorks Corporation 1997 Stock Option Plan.

(3) Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. Computation is based upon the Registrant's good faith estimate of the value of its Common Stock based upon the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on January 10, 2001.

                                EXPLANATORY NOTE

     The purpose of this Registration Statement is to register an additional 1,799,714 shares of our common stock issuable pursuant to the Plan. We amended the Plan on December 23, 2000 for the sole purpose of increasing the number of shares covered by the Plan from 1,826,372 shares to 3,626,086 shares. The contents of Registration Statement File No. 333-42608 previously filed by us and relating to 1,826,372 shares of common stock to be offered under the Plan is incorporated by reference into this Registration Statement pursuant to General Instruction E to Form S-8.

================================================================================

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(A) PROSPECTUS

         The documents containing the information specified in Part 1 of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission (the "Commission") Rule 428(b)(1). Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The SEC allows us to incorporate by reference the information we file with it. The information incorporated by reference is considered to be part of this report, and later information file with the SEC will update and sucpersede that information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 139a), 13(c), 14 or 15(d) of the Securities Exchange Act.

        o Our Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 1999.

        o Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000, and September 30, 2000, as amended.

        o Our Current Reports on Form 8-K dated January 14, 2000,February 23, 2000, March 11, 2000 and September 19, 2000 and on Form 8-K/A dated February 7, 2000 and May 30, 2000.

        o The sections of our Proxy Statement relating to our Special Meeting of Stockholders to be held on February 28, 2001, captioned "Executive Compensation" and "Stock Ownership of Management and Others."

        o The description of our common stock contained in our Registration Statement on Form 8-A filed August 5, 1992.

ITEM 8.           EXHIBITS.

    EXHIBIT NO.                             DESCRIPTION
    ----------                              -----------

        *5 Opinion of Kelley Drye & Warren LLP regarding the legality of the Common Stock being registered.

       *23.1         Consent of Arthur Andersen LLP.

       *23.2 Consent of Kelley Drye & Warren LLP (included in their opinion filed as Exhibit 5 hereto).

        *24 Power of Attorney (incorporated by reference to the signature page of this Registration Statement).

---------------------
*  Filed herewith.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Herndon, State of Virginia, on this 16th day of January 2001.

                                          NX NETWORKS, INC.

                                          By: /S/ JOHN DUBOIS
                                              ---------------------------------
                                          Name:  John DuBois
                                          Title: Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose individual signature appears below hereby authorizes John DuBois and Jay Schifferli, and each of them, as attorneys-in-fact, with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


                 SIGNATURE                                   TITLE                                DATE
                 ---------                                   -----                                ----

          /s/ John Dubois                     Chief Executive Officer and Director         January 16, 2001
----------------------------------------          (Principal Executive Officer)
            John DuBois



         /s/ Peter Kendrick                   Vice President of Finance and Chief          January 16, 2001
----------------------------------------                Financial Officer
         Peter J. Kendrick                    (Principal Financial and Accounting
                                                            Officer)


        /s/ Steven Francesco                  Chairman of the Board of Directors           January 16, 2001
----------------------------------------
         Steven T. Francesco



        /s/ Douglas J. Mello                                 Director                      January 16, 2001
----------------------------------------
          Douglas J. Mello



         /s/ Richard Yalen                                   Director                      January 16, 2001
----------------------------------------
           Richard Yalen



        /s/ Robert Glorioso                                  Director                      January 16, 2001
----------------------------------------
          Robert Glorioso



       /s/ Thomas Liebermann                                 Director                      January 16, 2001
----------------------------------------
         Thomas Liebermann



        /s/ William H. Yundt                                 Director                      January 16, 2001
----------------------------------------
          William H. Yundt



         /s/ John Faccibene                                  Director                      January 16, 2001
----------------------------------------
         John M. Faccibene


                                  EXHIBIT INDEX

   EXHIBIT NO.                                DESCRIPTION
   -----------                                -----------

        *5 Opinion of Kelley Drye & Warren LLP regarding the legality of the Common Stock being registered.

      *23.1         Consent of Arthur Andersen LLP.

      *23.2 Consent of Kelley Drye & Warren LLP (included in their opinion filed as Exhibit 5 hereto).

       *24 Power of Attorney (incorporated by reference to the signature page of this Registration Statement).

---------------------
*  Filed herewith.